UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2012

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO		63105-3443
(Address of principal executive offices)		(Zip Code)

(314) 480-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 9, 2012, Olin Corporation (the “Company”) entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) among the Company, The Bank of New York Mellon Trust Company, N.A., as original trustee (the “Original Trustee”), and U.S. Bank National Association, as separate trustee (the “Separate Trustee”). The Second Supplemental Indenture supplements the Indenture dated as of August 19, 2009 (the “Indenture”), between the Company and the Original Trustee, as supplemented by the First Supplemental Indenture dated as of August 19, 2009, between the Company and the Original Trustee. The Second Supplemental Indenture permits the Company to appoint either the Original Trustee or the Separate Trustee as the trustee for any future series of debt securities issued under the Indenture.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Second Supplemental Indenture, dated as of August 9, 2012, among Olin Corporation, The Bank of New York Mellon Trust Company, N.A. and U.S. Bank National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ George H. Pain
	Name:	George H. Pain
	Title:	Senior Vice President, General Counsel and Secretary

Date: August 9, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Second Supplemental Indenture, dated as of August 9, 2012, among Olin Corporation, The Bank of New York Mellon Trust Company, N.A. and U.S. Bank National Association.